UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  January 27, 2015

HORMEL FOODS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-2402	41-0319970
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1 Hormel Place

Austin, MN 55912

(Address of Principal Executive Office)

Registrant’s telephone number, including area code:  (507) 437-5611

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.07 Submission of Matters to a Vote of Security Holders

The Company conducted its annual stockholders’ meeting on January 27, 2015.

At the annual meeting, 239,546,552 shares were represented (90.9 percent of the 263,637,955 shares outstanding and entitled to vote).  Four items were considered at the meeting and the results of the voting were as follows:

1.  Election of Directors:  The nominees in the proxy statement were:  Gary C. Bhojwani, Terrell K. Crews, Jeffrey M. Ettinger, Jody H. Feragen, Glenn S. Forbes, M.D., Stephen M. Lacy, John L. Morrison, Elsa A. Murano, Ph.D., Robert C. Nakasone, Susan K. Nestegard, Dakota A. Pippins, Christopher J. Policinski, Sally J. Smith, and Steven A. White.  The results were as follows:

DIRECTOR:	FOR	WITHHELD	BROKER NON- VOTE
Gary C. Bhojwani	211,607,485	6,865,122	21,073,945
Terrell K. Crews	211,720,216	6,752,391	21,073,945
Jeffrey M. Ettinger	207,774,394	10,698,213	21,073,945
Jody H. Feragen	204,472,916	13,999,691	21,073,945
Glenn S. Forbes, M.D.	211,784,973	6,687,634	21,073,945
Stephen M. Lacy	211,266,964	7,205,643	21,073,945
John L. Morrison	210,862,397	7,610,210	21,073,945
Elsa A. Murano, Ph.D.	211,747,864	6,724,743	21,073,945
Robert C. Nakasone	211,177,761	7,294,846	21,073,945
Susan K. Nestegard	211,740,592	6,732,015	21,073,945
Dakota A. Pippins	211,119,075	7,353,532	21,073,945
Christopher J. Policinski	211,132,142	7,340,465	21,073,945
Sally J. Smith	210,891,250	7,581,357	21,073,945
Steven A. White	211,158,293	7,314,314	21,073,945

2.  Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending October 25, 2015:

For:	231,397,607
Against:	1,557,461
Abstain:	6,591,484

3.  Adoption of the resolution to approve, on an advisory basis, the compensation of the Company’s Named Executive Officers, as disclosed in the Company’s 2015 annual meeting proxy statement (as filed with the Securities and Exchange Commission on December 17, 2014):

For:	208,692,598
Against:	3,004,891
Abstain:	6,775,118
Broker Non-Vote:	21,073,945

4.  Stockholder proposal requesting disclosure of risks related to sow housing:

For:	36,886,917
Against:	161,567,647
Abstain:	20,018,043
Broker Non-Vote:	21,073,945

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HORMEL FOODS CORPORATION
(Registrant)

Dated: January 30, 2015	By	/s/ JEFFREY M. ETTINGER
JEFFREY M. ETTINGER
Chairman of the Board, President
and Chief Executive Officer

Dated: January 30, 2015	By	/s/ JAMES N. SHEEHAN
JAMES N. SHEEHAN
Vice President and Controller